Exhibit 10.1

Agreement

Party A:    Department of Finance of Zheng Lan Qi (County) of Inner Mongolia

Party B:    Synutra International, Inc.

I.	Whereas:

In order to speed up local economic development, improve structural reforms of local industries, and to push forward commercial development of local agri-business and husbandry, Party A intends to introduce Party B to establish, within Zheng Lan Qi area, a 100% foreign owned dairy production and processing company. The following understanding has been reached and agreed upon. Party B intends to take control of all the assets (including land use rights and all milk collection facilities) of the company formerly known as Zheng Lan Qi Wan Da Shan Dairy Company, Ltd of Inner Mongolia (hereafter referred to as “Lan Qi Dairy”), at a price of RMB 31,000,000, in order to establish a wholly foreign-owned company (hereafter referred to as “New Foreign Company”) and to complete building of the facilities so to ensure its commissioning within the year.

II.	Rights and Obligations of the Parties

a.	Party A’s Rights and Obligations

i.	Party A is committed to supporting development of the New Foreign Company established by Party B, and intends to make an incentive cash award to Party B in the amount of RMB 30,000,000.

ii.	Party A is to ensure obtainment of pre-approval by the governing agencies over such intended transaction as well as necessary approval from relevant state assets management agency.

iii.
Party A represents that it owns and has the right to dispose of all the assets in the transaction, including the plant buildings, equipment, and related land use rights. Party A also represents that the said assets are complete and intact, and free of any liens, security and guarantee claims, or third party interests.

iv.	Party A is to ensure the unhindered use of the said assets by Party B and to assume the responsibility of resolving any dispute that may arise out of the above mentioned property claims.

v.
Party A is to assist Party B to obtain access to Lan Qi Dairy and to work with its personnel to take inventory of all assets and related financial and accounting data, as well as to affect transfer of all files related to the preceding engineering and construction work completed up to the date of such transfer.

vi.	Party A is to be responsible to complete paper work and registration of the said transfer of asset ownership and use rights.

vii.	Party A is to be responsible to make arrangements for all displaced personnel formerly employed by Lan Qi Dairy.

viii.
Party A is to be responsible to complete necessary paper work for the dissolution of Lan Qi Dairy, and to assist Party B in obtaining necessary approval as well as business registration for the establishment of the New Foreign Company.

b.	Party B’s Rights and Obligations

i.
In order to ensure the interest of dairy farmers and the development of stable milk supply, Party B shall, following the effectiveness of this agreement, organize controlled production by the plant facilities of the former Lan Qi Dairy on conditions that the products meet quality standards set by Party B, until the formal commissioning of the New Foreign Company’s production facilities and plants.

ii.	Party B is to be responsible to build a 40 ton/day hydrous milk fat production line, within 7 months following the effective date of this agreement.

iii.
The New Foreign Company shall ensure collection of all locally produced milk in Zheng Lan Qi area, and to ensure full and timely payment of costs of milk collected, in addition to building second phase plant facilities to ensure milk collection from expanded milk production bases added by Party A.

iv.	The New Foreign Company shall buy fresh milk at fair market prices varying with the quality and supply of such.

v.	The New Foreign Company is to give priority to hiring local labor force.

vi.
In addition to normal preferential policies accorded to foreign investment enterprises, the New Foreign Company is also to be accorded new preferential policies under the “Western Development” program installed by the Inner Mongolia Autonomous Region. When these two sets of policy programs differ on same or similar items, more preferential program shall be adopted.

III.
This agreement is to be made in duplicates of four, with two to each Party. The Parties will resolve any remaining issues in an amicable fashion through further discussions. This agreement is to be signed by both Party A and Party B respectively, and will only become effective after Party B verifies the obtainment of written commitment and related documentation that Clauses a. and b. of Article II “Party A’s Rights and Obligations” are met, and the obtainment of relevant certification to the effect that Party A has undertaken procedures to dissolve Lan Qi Dairy according to Clause h. of Article II “Party A’s Rights and Obligations” herein (including but not limited to establishment of a settlement operation, posting public notices of dissolution of the entity, and fully accounting for and registering equity and liabilities, etc.).

IV.
Parties shall resolve any dispute that may arise with regards to this agreement through amicable negotiations and discussions. In case such dispute can not be so resolved between the Parties, any one of the two Parties may refer the dispute to a court of law in the Municipality of Beijing that has appropriate jurisdiction over the dispute for decision or resolution.

Party A:	Party B:
Corporate Seal	Corporate Seal
Signed by:_______________________________ Authorized Representative	Signed by:_______________________________ Authorized Representative

Bank of Record:	Bank of Record:

Account Number:	Account Number:

Date: June 8, 2006	Date: June 8, 2006

Amendment to Agreement

Agreement Effectiveness Certification:

Pursuant to Article III of Agreement made between Department of Finance of Zheng Lan Qi (County) of Inner Mongolia (referred to as Party A in said Agreement) and Synutra International, Inc. (referred to as Party B in same Agreement) on June 8th, 2006, the effectiveness of the said Agreement shall follow the obtainment of written commitment and related documentation that Sub-Clauses i. and ii. of Article II, Clause a. “Party A’s Rights and Obligations” are met, and the obtainment of relevant certification to the effect that Party A has undertaken procedures to dissolve Lan Qi Dairy according to Sub-Clause vii. of Article II, Clause a. “Party A’s Rights and Obligations” therein (including but not limited to establishment of a settlement operation, posting public notices of dissolution of the entity, and fully accounting for and registering equity and liabilities, etc.) by Synutra International, Inc. In addition, both Parties recognize their understanding that the effective date of the Agreement is dependent upon verification that at least 60% of the cash incentive payment as put forth in Sub-Clause i. of Article II, Clause a. “Party A’s Rights and Obligations” has been made on or before September 30, 2006.

Through joint inspection and verification, Synutra International, Inc. hereby certifies, and the Department of Finance of Zheng Lan Qi (County) in turn accepts, that all the conditions and requirements set forth in the afore-mentioned clauses have been met and the required level of at least 60% of cash incentive payment was attained and the said Agreement became effective on or before September 30, 2006.

It is further agreed by both Synutra International, Inc. and the Department of Finance of Zheng Lan Qi (County) that all related monetary transactions as well as financial commitments preceding this effective date of the said Agreement shall be recognized as of the date of receipt and recorded as non-refundable government subsidies from Party A and investment in land use rights, plant buildings, and related equipment (see attached schedule for a breakdown of the investment expenditures) from Party B.

Closing:

Based on the above certification and verifications, the said Agreement shall be recognized as effective on or before September 30, 2006 and both Parties consider the transaction closed as of the date of signatures to this amendment below.

Amendments:

Both Parties agree that these amendments made herein on this date of signatures shall form an integral part of the said Agreement entered into between the Parties on June 8, 2006.

Signatures:

Certified by (Party B) Synutra International, Inc.
Signed by:_______________________________ Date: November 6, 2006
Accepted by (Party A) Department of Finance of Zheng Lan Qi (County)
Signed by:_______________________________ Date: November 6, 2006

Attachment:

Schedule of Investment Expenditures

Paid in by Category up to September 30

Land use rights	$252,886
Buildings	3,257,251
Equipment	164

Totals	$3,510,301